EX-35.4


(logo) WELLS FARGO

Commercial Mortgage Servicing
D1086-120, 12th Floor
550 South Tryon Street
Charlotte, NC 28202
1-800-326-1334

ANNUAL STATEMENT OF COMPLIANCE


Reference is hereby made to that certain Trust and Servicing Agreement dated as of August 1, 2013, by and among DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer, LNR PARTNERS, LLC, as Special Servicer, U.S. BANK NATIONAL ASSOCIATION as Trustee, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator, Paying Agent and Custodian with respect to Commercial Mortgage Pass-Through Certificates, Series COMM 2013-CCRE10 (the "Agreement"). Capitalized terms used herein not otherwise defined shall have the meanings assigned in the Agreement.


Pursuant to Section 3.27 of this Agreement, I, Daniel Bober, Executive Vice President of Commercial Mortgage Services do hereby certify that:

1. A review of the activities of the Master Servicer during the period from January 1, 2013 through December 31, 2013 (the "Reporting Period"), and of its performance per the Agreement during such period has been made under my supervision, and

2. To the best of my knowledge, based on such review, the Master Servicer, has fulfilled all of its obligations under this Agreement in all material respects throughout the Reporting Period.


IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 7th day of March 2014.

/s/ Daniel Bober
Daniel Bober
Executive Vice President
Wells Fargo Bank


Wells Fargo Bank, N.A.


(logo) Together we'll go far




  EX 35.5


(logo) WELLS FARGO

Corporate Trust Services

MAC R1204-010
Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005


RE: Annual Statement of Compliance for COMM 2013-CCRE10 Mortgage Trust
    Mortgage Pass-Through Certificates

Per the Pooling and Servicing Agreement dated as of August 1, 2013 (the "Agreement"), the undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator ("Wells Fargo"), hereby certifies as follows as of and for the year ending December 31, 2013 (the "Reporting Period"):

(a) A review of Wells Fargo's activities during the Reporting Period and of its performance under the Agreement has been made under such officer's supervision; and

(b) To the best of such officer's knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.


March 7, 2014


/s/ Brian Smith
BRIAN SMITH
Vice President


Wells Fargo Bank, N.A.